UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

PARADIGM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-09154	38-3813367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 468-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information provided in Item 2.01 of this report is incorporated herein by reference.

On September 1, 2011, in connection with the completion of the merger described in Item 2.01 of this report, the following agreements to which Paradigm Holdings, Inc. (“Paradigm”) was a party were terminated:

(a) Paradigm repaid in full all outstanding indebtedness of Paradigm or its subsidiaries for borrowed money or in respect of loans or advances under the loan and security agreement dated March 13, 2007 among Silicon Valley Bank, Paradigm and Paradigm Solutions Corporation, as amended by each of the first loan modification agreement dated August 11, 2008, second loan modification agreement dated March 18, 2009, third loan modification agreement dated May 4, 2009, fourth loan modification agreement dated July 2, 2009, fifth loan modification agreement dated June 11, 2010, and sixth loan modification agreement dated May 16, 2011 (collectively, the “SVB loan agreement”). The SVB loan agreement and all liens and other security interests in favor of Silicon Valley Bank were terminated. Paradigm’s remaining obligation under the SVB loan agreement is limited to maintaining a certificate of deposit in place for 90 days that secures potential charge backs for credit card transactions.

(b) The Class A Warrants, the Class B Warrants, the Company SARs, the Other Company Warrants and the Senior Notes (as such terms are defined below), in each case, issued by Paradigm were terminated or cancelled in exchange for the right to receive the consideration to which such security was entitled, if any, in connection with the merger.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2011, the transactions contemplated by the agreement and plan of merger dated as of July 25, 2011 (the “Merger Agreement”) enter into by and among Paradigm, CACI, Inc.—Federal, a Delaware corporation (“Parent”), and CACI Newco Corporation, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), including the merger of Merger Sub with and into Paradigm, with Paradigm continuing as the surviving corporation and a wholly owned subsidiary of Parent, were consummated.

Under the terms of the articles of merger filed with the Secretary of State of the State of Nevada, the merger was effective on September 1, 2011.

At the effective time of the merger, all outstanding shares of Paradigm’s common stock, par value $0.01 per share (the “Company Common Stock”), other than (i) shares held in the treasury of Paradigm and shares owned by Parent, Merger Sub, or any subsidiary of Parent or Paradigm (which shares were cancelled) and (ii) shares in respect of which dissenter’s rights are properly exercised under Chapter 92A of the Nevada Revised Statutes, were converted into the right to receive $0.2934 per share in cash (the “Common Merger Consideration”), without interest and less any applicable withholding taxes.

In addition, at the effective time of the merger the following occurred:

•

Each share of Paradigm Series A-1 Senior Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), or fraction thereof, issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive an amount per share of Series A-1 Preferred Stock (including a proportionate amount for any fractional share) equal to the Liquidation Price (as defined in the Certificate of Designations of the Series A-1 Senior Preferred Stock).

•

Each option to purchase shares of Company Common Stock (the “Company Options”) that was outstanding and unexercised immediately prior to the effective time of the merger was cancelled as of the effective time of the merger. The holder of each Company Option is entitled only to the right to receive, without any interest thereon, an amount in cash equal to the product of (i) the excess, if any, of the Common Merger Consideration over the per share exercise price of such

Company Option, and (ii) the number of shares of Company Common Stock covered by such Company Option (including both vested and unvested shares) as of immediately prior to the effective time of the merger.

•

Each stock appreciation right warrant (the “Company SARs”) that was outstanding immediately prior to the effective time of the merger was cancelled as of the effective time of the merger. The holder of each Company SAR is entitled only to the right to receive, without any interest thereon, an amount in cash equal to the product of (i) the excess, if any, of the Common Merger Consideration over the per share exercise price of such Company SAR and (ii) the number of shares of Company Common Stock with respect to which such Company SAR was exercisable as of the effective time of the merger.

•

Each outstanding Class A Warrant was cancelled in exchange for the payment to each holder thereof of an amount in cash equal to (x) $0.2934 multiplied by (y) the number of shares of Company Common Stock that would have been issuable upon a cashless exercise of such Class A Warrant immediately prior to the effective time of the merger based on an exercise price equal to $0.2934.

•

Each outstanding Class B Warrant was cancelled in exchange for the payment to each holder thereof of an amount in cash equal to (x) $0.2934 multiplied by (y) the number of shares of Company Common Stock that would have been issuable upon a cashless exercise of such Class B Warrant immediately prior to the effective time of the merger based on an exercise price equal to $0.2934.

•

Each warrant (other than the Company SARs, Class A Warrants and Class B Warrants) (the “Other Company Warrants”) that was outstanding immediately prior to the effective time was deemed exercised effective as of the effective time for cash, with such cash deemed paid via the Common Merger Consideration payable to such holders. Pursuant to an agreement to clarify the intent of the Merger Agreement executed on August 31, 2011, the Other Company Warrants that had an exercise price more than the Common Merger Consideration were cancelled and terminated at the effective time of the merger.

•

Each of the Company’s Senior Secured Subordinated Notes (the “Senior Notes”) that was outstanding as of the effective time of the merger was cancelled and the Company paid each holder thereof cash in an amount equal to the sum of (x) the aggregate principal amount of the Senior Notes held by such holder then outstanding, together with any accrued and unpaid interest thereon through the effective time of the merger (calculated at an interest rate of 6% per annum) and (y) the Present Value of Interest (as defined in the Senior Notes) with respect to such aggregate principal amount of the Senior Notes then outstanding.

•	All outstanding restricted stock awards were automatically fully vested and will be entitled to the Common Merger Consideration in the same fashion as other shares of Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders

The information provided in Item 2.01 of this report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information provided in Item 2.01 of this report is incorporated herein by reference. The aggregate consideration paid by Parent and Merger Sub in the merger for all of the outstanding equity interests of Paradigm and the Senior Notes was $61,500,000, plus the aggregate amount of Closing Cash (as defined in the Merger Agreement), minus the sum of (i) the aggregate amount of outstanding Company Debt (as defined in the Merger Agreement) (excluding the Senior Notes) at the effective time of the merger and (ii) the Company Transaction Expenses (as defined in the Merger Agreement) that were unpaid at the effective time of the merger. The source of funds for the cash consideration was readily available funds. Upon the effective time of the merger, the merger constituted a change of control of Paradigm, resulting in Paradigm becoming a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

All of the members of Paradigm’s board of directors resigned from the board as of the effective time of the merger. As of the effective time of the merger, J. P. London and Warren R. Phillips became the sole members of Paradigm’s board of directors.

In addition, as of the effective time of the merger, the executive officers of Paradigm resigned from all offices. As of the effective time of the merger, Paul M. Cofoni will serve as Chief Executive Officer of Paradigm, William M. Fairl will serve as President of Paradigm, Daniel D. Allen will serve as Chief Operating Officer of Paradigm, and Thomas A. Mutryn will serve as Executive Vice President & Chief Financial Officer of Paradigm. Peter LaMontagne, Anthony Verna, Robert Boakai and Diane Moberg continue to serve Paradigm’s business as employees of a Paradigm subsidiary.

Mr. Cofoni, age 62, is the President and Chief Executive Officer of CACI International Inc, a position he has held since July 2007, and has been a director of CACI International Inc since 2006. Mr. Cofoni joined CACI in 2005 as President, U.S. Operations.

Mr. Fairl, age 62, has served as President, U.S. Operations, of Parent since July 1, 2007. He previously held the following positions with Parent: Chief Operating Officer, April 2005 through June 2007, Acting Chief Operating Officer, 2004 to 2005, Executive Vice President, 2001 to 2004; Senior Vice President 1998 to 2001.

Mr. Mutryn, age 57, has served as Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc since April 2007. He previously held the following positions with CACI International Inc: Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007.

Mr. Allen, age 51, has served as Chief Operating Officer of CACI International Inc since March 2011. Prior to joining CACI International Inc and since 2004, he was employed by Northrop Grumman Information Systems, where he served as the Sector Vice President and General Manager of the company’s Intelligence Systems Division.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the merger, the articles of incorporation and bylaws of Paradigm were amended to be in the form of the articles of incorporation and bylaws of Merger Sub. The articles of incorporation and the bylaws, as amended, are attached as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal and CACI Newco Corporation (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed July 27, 2011 and incorporated herein by reference).

2.2	Written Consent Regarding Section 3.4(e) of Agreement and Plan of Merger

3.1	Amended and Restated Articles of Incorporation of Paradigm Holdings, Inc.

3.2	Amended Bylaws of Paradigm Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	PARADIGM HOLDINGS, INC.

	By:	/s/ Thomas A. Mutryn
	Name:	Thomas A. Mutryn
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal and CACI Newco Corporation (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed July 27, 2011 and incorporated herein by reference).

2.2	Written Consent Regarding Section 3.4(e) of Agreement and Plan of Merger

3.1	Amended and Restated Articles of Incorporation of Paradigm Holdings, Inc.

3.2	Amended Bylaws of Paradigm Holdings, Inc.